Exhibit 14.2

Tecumseh Products Company Corporate Policy 500.00 CODE OF ETHICS FOR FINANCIAL MANAGERS
1.0	Persons Covered
This Code of Ethics applies to Tecumseh Products Company’s Chief Executive Officer, Chief Financial Officer and each of his direct reports, Corporate Controller, Manager of Financial Reporting, controller or principal accounting manager of each business unit, and each facility controller (“Covered Employees”).
2.0	Policies
2.1	In addition to complying with this Code of Ethics, all Covered Employees must comply with the Company’s Code of Conduct for All Directors, Officers, and Employees.

2.2	All Covered Employees must:
•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

•	Provide internal and external audiences (“Constituents”) with information that is accurate, complete, objective, relevant, timely and understandable to the best of their knowledge and belief.

•	Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated.

•	Respect the confidentiality of information acquired in the course of their work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of Covered Employees’ work must not be used for personal advantage.

•	Share knowledge and maintain skills important and relevant to their Constituents’ needs.

•	Proactively promote ethical behavior as a responsible partner among peers in their work environment and community.

•	Achieve responsible use of and control over all assets and resources employed or entrusted to them.
3.0	Administration
3.1	Administration of this Code of Ethics is under the direction of the Company’s Chief Executive Officer.

3.2	All Covered Employees will annually certify that they are aware of the policies contained in this Code of Ethics for Financial Managers and that they will comply and remain in compliance with those policies. The form of the required certificate is attached as Exhibit 1.

3.3	In January of each year, the Office of the Chief Financial Officer will send forms for signature to Covered Employees. There will be accountability for all forms to ensure that all forms are properly signed and returned to the Chief Financial Officer’s Office. The Director of Corporate Compliance will be responsible for compliance with this policy.

3.4	Any waiver of this Code of Ethics for executive officers or directors may be made only by the Board of Directors and must be promptly disclosed to shareholders, together with the reasons for the waiver, by filing a Form 8 K with the Securities and Exchange Commission or other appropriate means.
4.0	Reporting and Enforcement
4.1	Tecumseh Products Company requires Covered Employees and other employees to report to any violations of this Code of Ethics or other suspected illegal or unethical conduct connected with the Company’s business or partners. See the Tecumseh Products Company Ethics Reporting Policy, which is available on the Company’s website at www.tecumseh.com, for reporting procedures and safeguards.

4.2	Employees who violate this Code of Ethics are subject to appropriate disciplinary action, including discharge.

4.3	Appropriate cases may also be referred for criminal prosecution and/or civil action.
Tecumseh Products Company intends this Code of Ethics to be its written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth in Securities and Exchange Commission Regulation S-K Item 406 or any successor rule.

Exhibit 1
Tecumseh Products Company
Certificate of Compliance with
Code of Ethics for Financial Managers
In my role as a financial manager of Tecumseh Products Company:
A. I recognize that financial managers hold an important and elevated role in corporate governance. I am uniquely capable and empowered to ensure that stakeholders’ interests are appropriately balanced, protected and preserved. Accordingly, I understand that the Code of Ethics for Financial Managers provides principles to which financial managers are expected to adhere and which they are expected to advocate. I understand that the Code of Ethics embodies rules regarding individual and peer responsibilities, as well as responsibilities to the Company, the public and other stakeholders.
B. I certify to Tecumseh Products Company that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct to the best of my knowledge and ability:
1.	I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	I provide Constituents with information that is accurate, complete, objective, relevant, timely and understandable.

3.	I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

4.	I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.	I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	I share knowledge and maintain skills important and relevant to my Constituents’ needs.

7.	I proactively promote ethical behavior as a responsible partner among peers in my work environment and community.

8.	I achieve responsible use of and control over all assets and resources employed or entrusted to me.
[Signature page follows]

Name (print)

Title

Location

Date

Signature

Copy to the Company’s CFO, Internal Audit Department, and Human Resources.
[Signature Page — Certificate of Compliance With Code of Ethics for Financial Managers]

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